SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 9, 2002
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 5. Other Events

     On August 9, 2002, Corixa Corporation entered into a definitive purchase agreement to issue and sell an aggregate of 7,332,562 shares of Corixa common stock for $6.13 per share and to issue five-year warrants at a purchase price of $.125 per share to purchase 1,244,836 shares of Corixa common stock at an exercise price of $6.13 per share, in a private placement to certain institutional and other accredited investors named on Exhibit A to the securities purchase agreement.

     Corixa expects to raise approximately $42.7 million in the private placement, after deducting estimated placement fees and expenses. The transaction is expected to close on August 14, 2002, subject to customary closing conditions. Corixa intends to use the net proceeds of the private placement for research and development, working capital and general corporate purposes.

     The private placement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was executed in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each of the purchasers in the private placement represented that it is an accredited investor, as defined by Rule 501 under the Securities Act, and certificates representing the shares and warrants will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

     In connection with the private placement, Corixa entered into a registration rights agreement with the purchasers. Under the registration rights agreement, Corixa is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement for the registration of the shares sold in the private placement and the shares issuable upon exercise of the warrants within 10 days after the closing. In the event that the registration statement is reviewed by the SEC, Corixa is required to respond in writing to any comment letter received from the SEC relating to the registration statement within five business days. Finally, Corixa has agreed to use reasonable efforts to cause the registration statement to become effective as soon as practicable, but in no event later than 90 days after the registration statement is filed by Corixa. In the event that Corixa does not timely file the registration statement, deliver its response letter to the SEC or obtain the effectiveness of the registration statement, then Corixa has agreed to pay each purchaser 1% of the purchaser’s aggregate purchase price per month (on a pro-rated basis) for the period beginning on the required filing date, response date or effective date, as applicable, and ending on the date the registration statement is filed, the response letter is delivered to the SEC or the registration statement is declared effective, as applicable.

     Pacific Growth Equities, Inc. served as placement agent for the private placement. In consideration for their services as placement agent, Corixa will pay Pacific Growth a cash fee equal to approximately $2.25 million, or 5% of the gross proceeds of the private placement.

     Copies of the securities purchase agreement and registration rights agreement between Corixa and the purchasers are attached to this report as Exhibits 10.1 and 10.2, respectively. A copy of the form of warrant issuable to the purchasers is attached to this report as Exhibit 10.3. A copy of the press release relating to the announcement of the private placement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of August 9, 2002, among Corixa Corporation and the purchasers named therein
10.2	Registration Rights Agreement dated as of August 9, 2002, among Corixa Corporation and the investors named therein
10.3	Form of Warrant
99.1	Corixa Corporation Press Release dated August 12, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: August 12, 2002	By:	/s/ Michelle Burris Michelle Burris Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of August 9, 2002, among Corixa Corporation and the purchasers named therein
10.2	Registration Rights Agreement dated as of August 9, 2002, among Corixa Corporation and the investors named therein
10.3	Form of Warrant
99.1	Corixa Corporation Press Release dated August 12, 2002